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                                                                   Exhibit 10.6

                             MASTER (LOAN) AGREEMENT
                        (IN RESPECT OF UPC POLSKA, INC.)

This Master (Loan) Agreement (this "AGREEMENT") is to be effective as of the undersigned date between

UNITED PAN-EUROPE COMMUNICATIONS N.V. (the "LENDER"), a public limited liability company organised and existing under the laws of The Netherlands, with its registered office in The Netherlands; and

UPC POLSKA, INC. (the "BORROWER"), a Delaware Corporation.

         WHEREAS

         This Agreement evidences the terms conditions of the debt owing from the Borrower to the Lender, as set out on Appendix I of this Agreement, and replaces all previous agreements between the Lender and the Borrower with respect thereto.

         NOW IT IS HEREBY AGREED

         1.    TERM LOAN

               1.1 The principal amount hereof is stated in Appendix I of this Agreement (the "PRINCIPAL AMOUNT").

               1.2 Subject to paragraph 3 below, the Borrower shall repay the outstanding Principal Amount on 30 July, 2009 (the "REPAYMENT DATE") with unpaid interest thereon in Euros in immediately available funds at the bank and to the account that the Lender dictates.

              1.3 Subject to Section 4.9 below, the Borrower may, at any time prior to the Repayment Date, prepay the whole or part of the outstanding Principal Amount and, no later than five business days following the receipt of any Net Cash Proceeds from an Asset Sale by the Borrower or any subsidiary of the Borrower, the Borrower shall prepay such amount as is equal to the Net Cash Proceeds up to, but not exceeding, the whole of the outstanding Principal Amount. For the purposes of this Agreement, the terms "Asset Sale" and "Net Cash Proceeds" shall have the meanings ascribed to them in that certain Indenture dated 30th July, 1999 between the Lender and Citibank N.A. (London Branch) for the US$735,000,000 121/2% Senior Discount Notes Due 2009.

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              1.4    Interest shall accrue on the outstanding Principal Amount
                     at an interest rate per annum set out on Appendix I hereof or at such other rate as is agreed between the Borrower and the Lender from time to time (the "LENDING RATE") for the period from and including the date on which such Principal Amount was advanced by the Lender to the Borrower to but excluding the date on which such Principal Amount is repaid in full. Unless otherwise approved by the Lender, accrued interest is payable on the last business day of each calendar month, and on the date of each payment or prepayment of the Principal Amount.

              1.5 The Lender will endorse from time to time and at such times as the Lender shall determine the following on Appendix I of this Agreement or any continuation thereof;

                     (a)    the outstanding Principal Amount;

                     (b) the amount of any pre-payments of the outstanding Principal Amount made by the Borrower under Section
                            1.3 above;

                     (c)    the Lending Rate applying from time to time;

                     (d) the amount of money transfers added to the outstanding Principal Amount pursuant to section 1.7 below; and

                     (e) the amount of invoices sent added to the outstanding Principal Amount pursuant to section 1.8 below,

                     PROVIDED that the failure so to endorse Appendix I shall not affect the Borrower's obligations hereunder.

              1.6 Nothwithstanding anything to the contrary in this Agreement, Appendix I of this Agreement may be endorsed, amended and modified by the Lender without any consent from or writing executed by the Borrower.

              1.7 Money transfers made from the Lender to the Borrower during the term of and pursuant to this Agreement shall be added to the outstanding Principal Amount on the value date that money transfers were made and interest shall accrue upon it as of that date.


              1.8 At the Lender's option, amounts equal to the amounts of invoices sent from the Lender to the Borrower may be added to the outstanding Principal Amount on the last day of the month they

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                     were sent and interest shall accrue upon it as of the first of the month following.

              1.9 Subject to the terms and conditions of this Agreement, the Lender may make additional loans to the Borrower, following receipt by the Lender from the Borrower of a drawdown notice substantially in the form set out in Appendix II of this Agreement (the "DRAWDOWN NOTICE"),

                     PROVIDED that the total amount of loans, (including loans made pursuant to a Drawdown Notice) money transfers and invoices sent added to the outstanding Principal Amount annually will not exceed the applicable annual funding requirement budget as determined by the Lender in its sole discretion.

              1.10 All payments under this Agreement to the Lender will be made by the Borrower without reflecting any deduction for any set-off, suspension or counterclaim and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless the withholding of such taxes or duties is required by applicable law, in which case, the relevant payment shall be increased to the extent necessary to ensure that, after the making of such withholding or deduction, the Lender receives (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum that it would have received had no such withholding or deduction been required and the Borrower shall indemnify the Lender against any losses or costs incurred by any of them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

       2.     REPRESENTATIONS AND WARRANTIES

              The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Borrower of this Agreement has been duly authorised by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Borrower and will constitute its legal, valid and binding obligations, enforceable against the Borrower in accordance with its terms.

       3.     EVENTS OF DEFAULT

              If one or more of the following events (each herein called an "EVENT OF DEFAULT") shall occur and be continuing:

              (a) The Borrower shall default in the payment when due of the Principal Amount or any interest payable by it hereunder; or

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              (b)    The Borrower shall default in the performance of any of its other obligations in this Agreement and such default (if capable of remedy before the expiry of such period) continues unremedied for a period of 28 days from the earlier of the date on which (i) the Borrower has become aware of the default or (ii) the Lender gives notice to the Borrower requiring the same to be remedied, unless no applicable period to remedy such default exists or is available; or

              (c) The Borrower or any of its subsidiaries shall default in the payment when due, or within any originally applicable grace period, as the case may be, of any principal of or interest on any of its other indebtedness; or any event specified in any agreement evidencing or relating to any such indebtedness shall occur, if the effect of such event is to cause or permit the lenders in respect of such indebtedness to cause such indebtedness to become due or to be prepaid in full prior to its stated maturity or any representation or warranty made by the Borrower under this Agreement shall prove to have been false or incorrect in any material respect when made or deemed made and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which (i) the Borrower has become aware of the misrepresentation or (ii) the Lender gives notice to the Borrower requiring the same to be remedied; or

              (d) The Borrower or any of its subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (e) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
                     (iii) commence a voluntary winding up, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, receivership, reorganisation, administration, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary winding up, or
                     (vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (f) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganisation, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, administrator, custodian, liquidator or the like of the Borrower or any of its subsidiaries or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or any of its subsidiaries under any law relating to bankruptcy, insolvency, receivership, reorganisation, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the foregoing shall

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                     be entered and continue unstated and in effect, for a
                     period of 120 or more days; or an order for relief against the Borrower or any of its subsidiaries shall be entered in an involuntary winding up; or

              (g) This Agreement or any material provision hereof shall cease to be in full force and effect as against the Borrower for any reason other than a termination hereof upon full payment and satisfaction of the obligations hereunder or the Borrower shall contest or purport to repudiate or disavow any of its obligations hereunder or the validity or enforceability thereof; or

              (h) In the opinion of the Lender, a material adverse change has occurred in the business, operations, prospects, or the condition (financial or otherwise) of the Borrower or any of its subsidiaries or any event or circumstance has occurred that could have a material adverse effect on the Borrower's ability to perform or observe its obligations under this Agreement or on the legality, validity, binding effect or enforceability of this Agreement.

              THEREUPON: (i) in the case of an Event of Default other than the ones referred to in clause (e) or (f) of this Section with respect to the Borrower, the Lender may, by notice to the Borrower, declare the Principal Amount then outstanding, and the accrued interest thereon and all other amounts payable by the Borrower hereunder, to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (e) or (f) of this Section with respect to the Borrower the Principal Amount then outstanding, and the accrued interest thereon and all other amounts payable by the Borrower hereunder shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

       4.     MISCELLANEOUS

              4.1    NOTICES

                     All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, facsimile or by hand in writing and telexed, transmitted by facsimile, mailed or delivered to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or facsimile, personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as aforesaid.

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              4.2    AMENDMENTS

                     Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be waived, amended or modified only by an instrument in writing duly executed by the party against whom enforcement is or will be sought.

              4.3    SUCCESSORS AND ASSIGNS

                     (a) The Borrower may neither assign its rights nor delegate its duties under this Agreement without obtaining the Lender's prior written consent. The Lender may assign all of its rights and delegate its duties under this Agreement to any affiliate or to any other person.

                     (b) Any reference in this Agreement to a person shall include such person's successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              4.4    EFFECTIVENESS

                     This Agreement shall become effective on the date first above written.

              4.5    COMPLETE AGREEMENT

                     This Agreement, together with the exhibits and schedules to this Agreement, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete statement of the terms and conditions of such agreement and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof.

              4.6    ENFORCEABILITY

                     The enforceability or invalidity of any provision or provisions of this Agreement does not render any other provision or provisions of this Agreement unenforceable or invalid, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, which provision shall be legal, valid and enforceable.

              4.7    FURTHER ASSURANCES

                     The parties shall do all acts and things (including the executing of

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                     additional agreements, instruments and documents) as are
                     required to give effect to this Agreement (and do nothing to jeopardise the same).

              4.8    COUNTERPARTS

                     This Agreement may be executed in any number of counterparts with each party executing different counterparts, each of which, when executed, shall constitute an original and all of which together shall constitute one instrument.

              4.9    SUBORDINATION

                     For so long as any amounts are outstanding under the Qualified Loan Agreement between Belmarken Holding B.V. as lender and the Borrower as borrower dated __________, 2001 (the "QUALIFIED LOAN") and notwithstanding any provision of this Agreement to the contrary, the payment by the Borrower of any assets or securities including Common Stock to repay or redeem liabilities, obligations and indebtedness under, pursuant to, or evidenced by this Agreement is hereby subordinated in right of payment upon liquidation of the Borrower to the prior payment in full of any and all amounts outstanding under the Qualified Loan. For the purposes of this Section 4.9, the term "COMMON STOCK" shall have the meaning ascribed to it in that certain Indenture dated July 14th, 1998 between @Entertainment, Inc (as the Borrower was formerly known) and Bankers Trust Company as trustee for the $252,000,000 aggregate principal amount at maturity 14 1/2% Senior Discount Notes due 2008 and for the 14 1/2% Series B Senior Discount Notes due 2008.

              4.10   GOVERNING LAW

                     This Agreement shall be governed and construed in accordance with the laws of The Netherlands. Any and all disputes related to this Agreement and/or any agreements arising out of this Agreement shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, The Netherlands.

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IN WITNESS WHEREOF, the parties hereto cause this Agreement to be duly executed on the __ day of__________ , 2001.


         UNITED PAN EUROPE COMMUNICATIONS N.V.

           By:    /s/  TON TUIJTEN                 By: /s/ GENE MUSSELMAN
                  ----------------                     ------------------
           Name:     Ton Tuijten                   Name:    Gene Musselman
           Title:    Director                      Title:   Director
           Address:  Boeing Avenue 53
                     1119 PE Schiphol-Rijk
                     The Netherlands



         UPC POLSKA, INC.


           By:_______________________

           Name:
           Title:
           Adress:  One Commercial Plaza, 24th Floor
                    Hartford
                    Connecticut
                    USA


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APPENDIX I to the Master (Loan) Agreement between THE LENDER and THE BORROWER

This Appendix evidences loans made to the Borrower under the within-described Master (Loan) Agreement, on the dates and in the principal amounts set forth below and subject to the Lending Rates and to the payments and prepayments of principal set forth below.


-------------------------------------------------------------------------------------------------------------
DATE                                  OUTSTANDING PRINCIPAL               AMOUNT PAID OR PREPAID
                                      AMOUNT
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
24 - 05 - 2001                        246,592,949
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------



LENDING RATE                        APPLICABLE PERIOD
------------                        -----------------

 9.75%                              14.10.99-31.12.00
11.00%                              01.01.01

------------                        -----------------

------------                        -----------------

------------                        -----------------

------------                        -----------------


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APPENDIX II to the Master Agreement between THE LENDER and THE BORROWER

                               NOTICE OF DRAWDOWN

From:    UPC Polska, Inc.

To:      United Pan-Europe Communications N.V.

Dated:

Dear Sirs:

 1. We refer to the master agreement dated [ ] between United Pan-Europe Communications NV. and UPC Polska, Inc. from time to time amended, varied, novated or supplemented the "MASTER AGREEMENT". Terms defined in the Master Agreement shall have the same meaning in this notice.

 2. We give you notice that, pursuant to the Master Agreement and on [date of proposed drawdown], we wish to borrow in the amount of [ ] on the terms and conditions of the Master Agreement.

 3. We confirm that, at the date of this notice, the representation set out in clause 2 of the Master Agreement is true and correct in all material respects and no Event of Default has occurred which is continuing.

 4. We confirm that both at the date of this notice and immediately following the drawdown proposed in this notice the amount of loans made, money transfers and invoices sent by the Borrower to the Lender in the current financial year does not and will not exceed the Principal Amount.

                                Yours faithfully

                  .............................................

                              for and on behalf of
                                UPC Polska, Inc.

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